SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Item 7.01	Regulation FD Disclosure

On January 28, 2015, the Registrant disclosed that it anticipates continued franchise improvement in 2015. Based on the assumptions in its current forecasts, its recent quarterly results, and projected economic conditions, the Registrant expects its operating earnings per share for the full year of 2015 to be in the range of $4.45 to $4.50 per share. The Registrant also disclosed that its estimated impact of the forward interest rate curve accounts for approximately 22 cents of the increase in earnings per share during the year.

The Company’s operating EPS guidance for full year 2015 was based on the following significant assumptions:

•	Recent forward interest rate curve projections;

•	Completion of the currently pending acquisitions in the first half of 2015;

•	No significant change in credit quality;

•	No significant changes to the preliminary purchase accounting marks assumed on the Company’s most recently completed acquisitions;

•	No significant cash flow or credit quality changes on acquired assets;

•	Mortgage, title insurance, and capital markets projections continuing to reflect the current environment and expectations.

On January 28, 2015, the Registrant announced its results of operations for the three and twelve months ended December 31, 2014. Copies of the related press release and supplemental materials are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1—Press Release reporting fourth quarter and year end results, dated January 28, 2015, issued by the Registrant.

Exhibit 99.2—Supplemental Materials to conference call. Furnished pursuant to Items 2.02 and 7.01 as part of this Current Report on Form 8-K and is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: January 29, 2015	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press Release reporting fourth quarter and yearly results dated January 28, 2015, issued by the Registrant.

99.2	Supplemental Materials to conference call.